United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Friday, May 23, 2014, Miller Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Dalton, Georgia. As of the record date, April 1, 2014, there were 11,300,030 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 9,631,232 shares representing 85.23% of the common stock entitled to vote at the Annual Meeting.

The purpose of the Annual Meeting was to elect the following directors to hold office for a term of one year. The shareholders elected all of the following directors with the vote on the matter being reflected as follows:

Name	For	Withheld	Non-Votes
Theodore H. Ashford III	7,665,394	1,965,838	0
A. Russell Chandler, III	9,182,507	448,725	0
William G. Miller	7,021,807	2,609,425	0
William G. Miller, II	8,826,415	804,817	0
Richard H. Roberts	6,885,043	2,746,189	0

The purpose of the meeting was also to vote on a non-binding resolution to approve the compensation of the Company’s named executive officers. The shareholders voted, on an advisory basis, in favor of the non-binding resolutions with the vote on the matter being reflected as follows:

Vote Type	Number of Votes
For	8,849,055
Against	774,556
Abstain	7,621
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc.
(Registrant)

By: /s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary

Dated: May 28, 2014